Exhibit 10.13

ASSIGNMENT OF CONTRACT

THIS ASSIGNMENT (the “Assignment”) is made effective as of this 27th day of April, 2006, by and between APPLE SIX HOSPITALITY OWNERSHIP, INC., a Virginia corporation (the “Assignor”), and APPLE SEVEN HOSPITALITY OWNERSHIP, INC., a Virginia corporation (the “Assignee”).

RECITALS

A. The Assignor and Hospitality Ventures DMCY, LLC (“Seller”), have executed a Purchase Contract dated March 6, 2006 (the “Contract”) whereby Seller agreed to sell, and the Assignor agreed to purchase, certain real property located in Miami, Florida, and more particularly described in the Contract.

B. The Assignor now desires to assign its rights under the Contract to the Assignee.

WITNESSETH

FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) cash in hand paid, other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment. The Assignor hereby assigns and conveys to Assignee all of its right, title and interest in, to and under the Contract.

2. Assumption. The Assignee hereby assumes and agrees to perform all of the Assignor’s obligations under the Contract.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the day first above written.

ASSIGNOR:

APPLE SIX HOSPITALITY OWNERSHIP, INC., a Virginia corporation

By:	/s/ Justin G. Knight
Name:	Justin G. Knight
Title:	President

ASSIGNEE:

APPLE SEVEN HOSPITALITY OWNERSHIP,
INC., a Virginia corporation

By:	/s/ Justin G. Knight
Name:	Justin G. Knight
Title:	President